ASURE SOFTWARE, INC.
2018 INCENTIVE AWARD PLAN

STOCK OPTION AGREEMENT

Asure Software, Inc., a Delaware corporation (the “Company”), has granted to the Participant an Option under the Company’s 2018 Incentive Award Plan, as may be amended from time to time (the “Plan”), to purchase the number of Shares indicated in the Grant Notice. By accepting this award through AST’s Equity Plan Solutions, Participant agrees to be bound by the terms and conditions of the Plan and thisStock Option Agreement, including those restrictive covenants set forth in Article V of this Stock Option Agreement (if applicable to Participant) and confirms that the Company’s grant of this Option is discretionary and that Participant is not otherwise entitled to a grant of an Option. Participant confirms Participant has reviewed the Plan and the Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting this award and fully understands all provisions of the Plan and the Stock Option Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan and the Stock Option Agreement and understands that Participant would not be awarded this Option but for Participant’s agreement to all of the terms and conditions of the Plan and the Stock Option Agreement, including those restrictive covenants in Article V of this Stock Option Agreement.

ARTICLE 1.
GENERAL

Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.
GRANT OF OPTION

Grant of Option. In consideration of the Participant’s past and/or continued employment with or service to the Company or any Subsidiary and for other good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Participant the Option to purchase any part or all of an aggregate of the number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement, subject to adjustments as provided in Article IX of the Plan. Unless designated as a Nonqualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

Exercise Price. The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, if this Option is designated as an Incentive Stock Option and the Participant is a Greater Than 10% Stockholder as of the Date of Grant, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

Consideration to the Company. In consideration of the grant of the Option by the Company, the Participant agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and the Participant.

ARTICLE 3.
PERIOD OF EXERCISABILITY

Commencement of Exercisability.

Subject to Sections 3.2, 3.3, 6.11 and 6.17 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

No portion of the Option which has not become vested and exercisable at the date of the Participant’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Participant.

Notwithstanding Section 3.1(a) hereof and the Grant Notice, but subject to Section 3.1(b) hereof, in the event of a Change in Control the Option shall be treated pursuant to Sections 9.2 and 9.3 of the Plan.

Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

The Expiration Date set forth in the Grant Notice, which shall in no event be more than 10 years from the Grant Date;

If this Option is designated as an Incentive Stock Option and the Participant, at the time the Option was granted, was a Greater Than 10% Stockholder, the expiration of five years from the Grant Date;

The expiration of three months from the date of the Participant’s Termination of Service, unless such termination occurs by reason of the Participant’s death or Disability; or

The expiration of one year from the date of the Participant’s Termination of Service by reason of the Participant’s death or Disability.

Special Tax Consequences. The Participant acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options, including the Option (if applicable), are exercisable for the first time by the Participant in any calendar year exceeds $100,000, the Option and such other options shall be Nonqualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. The Participant further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder. The Participant also acknowledges that an Incentive Stock Option exercised more than three months after the Participant’s Termination of Employment, other than by reason of death or Disability, will be taxed as a Nonqualified Stock Option.

Tax Indemnity.

The Participant agrees to indemnify and keep indemnified the Company, any Subsidiary and the Participant’s employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, withholding tax and any other employment related taxes or social security contributions in any jurisdiction) that is attributable to (1) the grant or exercise of, or any benefit derived by the Participant from, the Option, (2) the acquisition by the Participant of the Shares on exercise of the Option or (3) the disposal of any Shares.

The Option cannot be exercised until the Participant has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option or the acquisition of the Shares by the Participant. The Company shall not be required to issue, allot or transfer Shares until the Participant has satisfied this obligation.

The Participant hereby acknowledges that the Company (i) makes no representations or undertakings regarding the treatment of any Tax Liabilities in connection with any aspect of the Option and (ii) does not commit to and is under no obligation to structure the terms of the grant or any aspect of any Award, including the Option, to reduce or eliminate the Participant’s liability for Tax Liabilities or achieve any particular tax result. Furthermore, if the Participant becomes subject to tax in more than one jurisdiction between the date of grant of an Award, including the Option, and the date of any relevant taxable event, the Participant acknowledges that the Company may be required to withhold or account for Tax Liabilities in more than one jurisdiction.

ARTICLE 4.
EXERCISE OF OPTION

Person Eligible to Exercise. Except as provided in Section 6.3 hereof, during the lifetime of the Participant, only the Participant may exercise the Option or any portion thereof, unless it has been disposed of pursuant to a DRO. As used herein, “DRO” means a “domestic relations order” as defined by the Code or Title I of the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder. After the death of the Participant, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased the Participant’s personal representative or by any person empowered to do so under the deceased the Participant’s will or under the then applicable laws of descent and distribution.

Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof. However, the Option shall not be exercisable with respect to fractional Shares.

Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company (or any third party administrator or other person or entity designated by the Company; for the avoidance of doubt, delivery shall include electronic delivery), during regular business hours, of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

An exercise notice in a form specified by the Administrator, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Administrator. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

The receipt by the Company of full payment for the Shares with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax, which shall be made by deduction from other compensation payable to the Participant or in such other form of consideration permitted under Section 4.4 hereof that is acceptable to the Company;

Any other written representations or documents as may be required in the Administrator’s sole discretion to evidence compliance with the Securities Act, the Exchange Act or any other applicable law, rule or regulation; and

In the event the Option or portion thereof shall be exercised pursuant to Section
4.1 hereof by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option.

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Participant:

Cash or check;

With the consent of the Administrator, surrender of Shares (including, without limitation, Shares otherwise issuable upon exercise of the Option) held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; or

Other legal consideration acceptable to the Administrator (including, without limitation, through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company, but in any event not later than the settlement of such sale).

Conditions to Issuance of Shares. The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have then been reacquired by the Company. Such Shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the conditions in Section 10.7 of the Plan and following conditions:

The admission of such Shares to listing on all stock exchanges on which such Shares are then listed;

The completion of any registration or other qualification of such Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;

The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;

The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4 hereof; and

The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

Rights as Stockholder. The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Article IX of the Plan.

ARTICLE 5.
RESTRICTIVE COVENANTS

Applicability. The provisions of this Article III shall only apply if the Participant is employed by the Company on the Grant Date in a state other than the state of California.

Restrictions. During the Restricted Period, Participant agrees that he or she will not, directly or indirectly (including through Participant’s Affiliates):

enter into, own an interest in, engage, in, consult with, manage, be employed by, render services to, give advice to, affiliate with, operate, control or otherwise participate in the operation of any Person (including without limitation any division or business segment of such Person), which provides products or services that compete with the Business in the Territory;

promote or assist, financially or otherwise, any Person engaged in any business which provides products or services that compete with the Business in the Territory;

solicit, encourage, entice or induce or attempt to solicit, encourage, entice or induce any employee of the Company or its Affiliates to leave such employment or hire or assist any Person in hiring such employee;

solicit, encourage, entice or induce or attempt to solicit, encourage, entice or induce any Customer or Potential Customers of the Company or its Affiliates for the purpose of acquiring or diverting their business or services from the Company or its Affiliates or changing their business relationship with the Company or its Affiliates.

Enter into contract with or provide services to, or assist any other Person in entering a contract with or providing services to, any Customer or Potential Customers of the Company or its Affiliates if the contract is for services that, or the services Participant is providing, compete with the Business; with any products or services provided by the Company;

Be employed by, act as an agent for, consult with or otherwise perform services for a Customer or Potential Customer of the Company or its Affiliates; or

Make any disparaging statements about the Company or its Affiliates, directors and officers or the Business to any Person, whether in writing or verbally.

Exceptions. Participant’s ownership of shares of the common stock of the Company or at any one time a passive investment of less than two (2) percent of the outstanding equity interests of a publicly traded company that may compete with the Business will not violate the restrictions in this Article V. Participant will not violate Section 5.2(g) hereof if the statements are made in the course of engaging in activities protected under the National Labor Relations Act. Participant will not violate the restrictions in this Article V if the action is taken in the good faith performance of Participant’s employment obligations with the Company and its Affiliates.

Definitions. Capitalized terms used in Article 5 hereof have the meanings ascribed to such terms below and these definitions supersede any definition of such term in the Plan:

“Affiliates” means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Business” means the business of Company and its Affiliates, including, but not limited to: (a) providing software, hardware, products and services in the areas of payroll processing services, human resource management and consulting services, COBRA administration services, Section 125 administration services, web-based time and attendance management services or workspace management services; (b) other software, hardware, products and services typically provided by an administrative services organization or to help manage a Person’s workforce or workspace resources, and (c) any other line of business in which the Company or its Affiliates are actively engaged in or in the process of becoming engaged in on the date of Participant’s Termination of Service.

“Customer” means any Person who has entered an agreement with the Company or its Affiliates or to whom the Company or its Affiliates otherwise providing software, hardware, products or services on the date of Participant’s Termination of Service.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity

“Potential Customer” means a Person with whom the Company or its Affiliates had had contact with in the one year period preceding the date of Participant’s Termination of Service with the intent that the Company or its Affiliates would provide services or products to such Person and Participant had actual knowledge of such Person.

“Restricted Period” means a period beginning on the Grant Date and expiring one year after the Participant’s Termination of Service.

“Territory” means the United States of America.

Remedies. Participants acknowledges and agrees that money damages would not be an adequate remedy for any breach or threatened breach of the provisions of this Article V and that, in such event, Company and its Affiliates, in addition to any other rights and remedies existing in their favor, be entitled to specific performance, injunctive or other equitable relief from any court of competent jurisdiction in order to enforce or prevent any violations of the provisions of this Article V (including the extension of the Restricted Period by a period equal to the length of the court proceedings necessary to stop such violation). Any injunction shall be available without the posting of any bond or other security and without having to demonstrate irreparable harm. In the event of an alleged breach or violation by Participant of Article V hereof, the Restricted Period will be tolled until such alleged breach or violation is resolved.

Severability. If, at the time of enforcement of any of the provisions of Article V hereof, a court determines that the restrictions stated in Section 5.2 are unreasonable under the circumstances then existing, then the maximum period, scope or geographical area reasonable under the circumstances shall be substituted for the Restricted Period, scope or Territory and such court shall be allowed to revise the restrictions contained in Article V hereof to cover the maximum period, scope or geographical area permitted by law.

ARTICLE 6.
OTHER PROVISIONS

Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons. No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option.

Whole Shares. The Option may only be exercised for whole Shares.

Option Not Transferable.

Subject to Section 4.1 hereof, the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until the Option has been exercised and the Shares underlying the Option have been issued, and all restrictions applicable to such Shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until the Option has been exercised, and any attempted disposition thereof prior to exercise shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

During the lifetime of the Participant, only the Participant may exercise the Option (or any portion thereof), unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of the Option may, prior to the time when such portion becomes unexercisable under the Plan or this Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased the Participant’s will or under the then- applicable laws of descent and distribution.

Notwithstanding any other provision in this Agreement, the Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to the Option upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and this Agreement, except to the extent the Plan and this Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Option shall not be effective without the prior written consent of the Participant’s spouse or domestic partner. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by the Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

Tax Consultation. The Participant understands that the Participant may suffer adverse tax consequences as a result of the grant, vesting or exercise of the Option, or with the purchase or disposition of the Shares subject to the Option. The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the purchase or disposition of such Shares and that the Participant is not relying on the Company for any tax advice.

Binding Agreement. Subject to the limitation on the transferability of the Option contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

Adjustments Upon Specified Events. The Administrator may accelerate the vesting of the Option in such circumstances as it, in its sole discretion, may determine. In addition, upon the occurrence of certain events relating to the Shares contemplated by Article IX of the Plan (including, without limitation, an extraordinary cash dividend on such Shares), the Administrator shall make such adjustments the Administrator deems appropriate in the number of Shares subject to the Option, the exercise price of the Option and the kind of securities that may be issued upon exercise of the Option. The Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and Article IX of the Plan.

Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records. By a notice given pursuant to this Section 6.7, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 hereof by written notice under this Section 6.7. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws. Except that the provisions of Article V shall be governed by the law of the state in which the Participant is employed by the Company or its Affiliates and, if the Participant is a remote worker, then the provisions of Article V shall be governed by the laws of the state where Participant is a resident.

Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities

Act and the Exchange Act and any and all Applicable Law and regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such Applicable Law. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Participant.

Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, including, without limitation, its right to enforce and receive the benefit of the restrictive covenants set forth in Article V of this Agreement, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 6.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

Notification of Disposition. If this Option is designated as an Incentive Stock Option, the Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such Shares or (b) within one year after the transfer of such Shares to the Participant. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Not a Contract of Service Relationship. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries or interfere with or restrict in any way with the right of the Company or any of its Subsidiaries, which rights are hereby expressly reserved, to discharge or to terminate for any reason whatsoever, with or without cause, the services of the Participant’s at any time.

Entire Agreement. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof. To the extent there is a conflict between the restrictions in Article V and any other restrictive covenant agreements that

Participant has entered in favor of the Company and its Affiliates, the restrictions in this Agreement shall control and be binding on the Participant.

Attorney’s Fees. If any legal action or proceeding relating to this Agreement or the enforcement of this Agreement is brought by the Company or its Affiliates against Participant and the Company or its Affiliates prevail in that legal action or proceeding, the Company shall be entitled to recover from the Participant reasonable attorney’s fees, costs and disbursements, in addition to any other relief to which the Company or its Affiliates is entitled.

Section 409A. This Option is not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). However, notwithstanding any other provision of the Plan, the Grant Notice or this Agreement, if at any time the Administrator determines that the Option (or any portion thereof) may be subject to Section 409A, the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan, the Grant Notice or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate either for the Option to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.

Limitation on the Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to options, as and when exercised pursuant to the terms hereof.

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